The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


              (Subject to Completion dated _____________, 1999)


Prospectus supplement to prospectus dated ________, 1999


IKON Receivables, LLC                                  $__________________

Issuer

IOS Capital, Inc.                             Lease Backed Notes, Series 1999-1
Originator and Servicer


----------


The issuer will issue the classes of notes shown in the table below.


------------------------------------------------------------------------------
You should read the section entitled "Risk Factors" starting on page S-__ of this prospectus supplement and page __ of the prospectus and consider these factors before making a decision to invest in the notes.


The notes are secured only by the pledged assets of the issuer and are not interests in or obligations of any other person.

This Prospectus Supplement may be used to offer and sell the notes only if accompanied by the Prospectus

--------------------------------------------------------------------------------

The Notes --


      o Are backed by a pledge of assets of the issuer. The assets of the issuer securing the notes will include a pool of equipment leases or contracts and related assets;

      o     Receive distributions beginning on [_________ __, 1999];

      o     Represent debt obligations of IKON Receivables, LLC; and

      o     Currently have no trading market.

================================================================================
                                                 Initial
                                                  Public      Initial Ratings
                     Issuance     Interest       Offering    -------------------
                      Amount        Rate          Price       Moody's    S & P
--------------------------------------------------------------------------------
Class A-1 Notes     $[      ]       [  ]%         [  ]%
--------------------------------------------------------------------------------
Class A-2 Notes     $[      ]       [  ]%         [  ]%
--------------------------------------------------------------------------------
Class A-3 Notes     $[      ]       [  ]%         [  ]%
--------------------------------------------------------------------------------
Class A-4 Notes     $[      ]       [  ]%         [  ]%
--------------------------------------------------------------------------------
Class A-5 Notes     $[      ]       [  ]%         [  ]%
================================================================================


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

          The date of this prospectus supplement is__________ __, 1999

      Important Notice About the Information Presented in This Prospectus
                   Supplement and the Accompanying Prospectus


            We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.


            This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

            If the prospectus contemplates different or multiple options, you should rely on the information in this prospectus supplement as to the application option.

            The issuer has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered by this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.


            We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                Table of Contents

                                                                          Page
                                                                          ----

Summary....................................................................S-4
Risk Factors...............................................................S-7
The Issuer.................................................................S-8
The Asset Pools............................................................S-8
The Leases.................................................................S-9
Use of Proceeds...........................................................S-14
The Originator and the Servicer...........................................S-14
The Seller................................................................S-15
The Trustee...............................................................S-15
Description Of The Notes..................................................S-15
Prepayment and Yield Considerations.......................................S-16
Description Of The Transaction Documents..................................S-17
Material Federal Income Tax Consequences..................................S-21
ERISA Considerations......................................................S-21
Ratings...................................................................S-22
Plan Of Distribution......................................................S-23
Legal Opinions............................................................S-23
Index Of Principal Defined Terms..........................................S-24

--------------------------------------------------------------------------------

                                     Summary

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


                              Lease-Backed Notes
                                Series 1999-1


Issuer


IKON Receivables, LLC, a Delaware limited liability company.


Originator


IOS Capital Inc., a Delaware corporation formerly known as IKON Office
Solutions.


Seller


IKON Receivables Funding-1 LLC, a Delaware special purpose limited liability company.


Servicer

o IOS Capital, Inc.


o The servicer's principal executive offices are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208.

Trustee


o     __________, a banking corporation organized under the laws of ________.


o     The trustee's offices are located at _________________________________.

The Notes

o The notes will be backed solely by a pledge of a segregated pool of assets of the issuer.

The Asset Pool

o     The pledged assets will include a pool of:

      o     office equipment leases or contracts and related assets;

      o     [leases intended as security agreements];

      o     [installment sale contracts];

      o     rental stream obligations;

The Leases

o     The leases are either:

      o     obligations for the lease or purchase of the equipment, or

      o     evidence loans used to acquire or refinance the equipment.

o The originator will transfer the leases and equipment comprising each asset pool to the seller and the seller will transfer such leases and the seller's interests in such equipment other than its ownership interests to the issuer. The issuer will then pledge all of its right, title and interest in and to such leases and interests in the equipment to the trustee on behalf of noteholders.

o The discounted present value of the leases will equal, at any given time, the future remaining scheduled payments from the leases (including delinquent leases) but excluding:

      o     delinquent accounts,

      o     excess copy charges,

      o     maintenance charges, and

      o     fee scan charges

discounted at a rate equal to ___%.

Final Scheduled Payment Date

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Class [A]         ___________________

Final payment on the notes will probably be earlier than the final scheduled payment date listed above for the related class of notes.

o     The aggregate initial note principal balance of the [Class A] notes
      equals $[      ].

o The issuer will issue the notes in book-entry form only, through the facilities of The Depository Trust Company.

Denominations

o The issuer will issue the notes in minimum denominations of [$1,000] and integral multiples of [$1,000].

o [One note in each class may be issued in another denomination.]

Payments on the Notes

Each month, the issuer will distribute the amounts received on the leases and any other collections available as property of the issuer as follows:

Interest Distributions

o On each payment date, the issuer will pay interest at the applicable interest rate that accrued during the prior interest accrual period.

o [applicable interest rate for each class of notes to be specified]

Principal Distributions

o On each payment date, the issuer will pay principal in reduction of the outstanding principal balance of the notes.

o Principal payments will be an amount usually equal to the decrease in the principal value of the leases between determination dates. The issuer will pay principal in the following priority:

o to the Class [A-1] noteholders only, until the principal amount on the Class [A-1] Notes has been reduced to zero;

o     when the Class [A-1] Notes have been paid in full:

      o to the Class [A-2] noteholders, until the principal amount on the Class A-2 Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases;

      o when the Class [A-2] Notes have been paid in full, to the Class [A-3] noteholders, until the principal amount on the Class [A-3] Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases.

      o when the Class [A-3] Notes have been paid in full, to the Class [A-4] noteholders, until the principal amount on the Class [A-4] Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases.

This general description of distributions of principal to the notes is subject to certain targets and floors. We refer you to "Descriptions of the Notes Distributions" in this prospectus supplement for further information regarding the payment of interest and principal on the notes.


Cut-Off Date


The cut-off date is the opening of business on _____, 1999.

Issuance Date

On or about _______, 1999.


Payment Date


The 15th day of each month if the fifteenth is a business day. If the fifteenth is not a business day, the payment date will be the following day that is a business day. The first payment date will be ________, 1999.


Record Date


The last business day of the month preceding the month the payment date occurs. In the case of initial payment date, the trustee will pay as of the closing date.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Remittance Period


Payments made on each payment date will relate to the collections received from the opening of business on the [second] day of the immediately preceding calendar month to the close of business on the [first day] of the calendar month in which such payment date occurs.


Cross-Collateralization


o The trustee will not use payments received on leases or other assets included in the asset pool backing the notes to pay notes or other obligations of the issuer backed by any other asset pool.


o Certain of the notes include the right to receive monies from a common pool of credit enhancement.


Credit Enhancement


The credit enhancement available to the noteholders will consist of [more information will be provided upon the structuring of the transaction].

Subordination


Each class of notes provides credit enhancement for classes with a higher priority of payment.


Optional Redemption


o The servicer may, on any payment date, redeem the notes when the total discounted lease principal balance is less than or equal to 10% of the total principal value of the leases as of the closing date.

o [If a redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.]


Material Federal Income Tax Consequences


For federal income tax purposes:

o Dewey Ballantine LLP, special tax counsel to the underwriters, is of the opinion that the notes will be treated as debt and the issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

o Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" and is of the opinion that such discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the Notes to their original purchaser.


ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus, we expect that pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans may purchase the notes. Investors should consult with their counsel regarding the applicability of the provisions of ERISA before purchasing a note.


Ratings


o The notes must receive at least the following ratings from [the rating agencies]:


o You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.


--------------------------------------------------------------------------------

                                 Risk Factors


In addition to the risk factors discussed in the Prospectus, prospective offered Noteholders should consider, among other things, the following additional factors in connection with the purchase of the notes:


Geographic Concentrations     As of the statistic calculation date, obligors
of Leases May Adversely       with respect to approximately [ [ ]%, [ ]% and
Affect the Leases             [ %] ] of the leases were located in the following
                              states: [   ]. To the extent adverse events or
                              economic conditions were particularly severe in such geographic regions or in the event an obligor or group of obligors under the leases in such geographic regions were to experience financial difficulties due to the economic conditions, such obligors may be unable to pay or delay payments.
                              If such events occurred, you may experience delays in receiving payments and suffer loss of your investment. The issuer is unable to determine and has no basis to predict, whether any such events have occurred or may occur, or to what extent any such events may affect the leases or the repayment of amounts due under the notes.

                                  The Issuer

            IKON Receivables, LLC (the "Issuer") is a Delaware limited liability company all of the membership interests in which will be held by IKON Receivables Funding-1 LLC, a special purpose limited liability company (the "Seller"). All of the membership interests in the Seller are, in turn, owned by IOS Capital, Inc. ("IOS Capital" or the "Originator").

            The notes offered hereby (the "Notes") will be secured solely by the related Asset Pool (as defined herein). The Issuer does not have, nor is it expected in the future to have, any significant assets available for payment of the Notes other than the Asset Pool. The servicer of any Asset Pool with respect to the Notes will be IOS Capital (IOS Capital, in its capacity as servicer, the "Servicer").

            The Issuer will pledge its interest in the Asset Pool to [name of trustee], as trustee (the "Trustee") for the benefit of holders of the Notes and issue the Notes pursuant to an indenture between the Issuer and the Trustee (the "Indenture").


                               The Asset Pools


            The Notes will be secured by a segregated pool (the "Asset Pool") that consists of a portfolio of chattel paper composed of leases, leases intended as security agreements, installment sales contracts, or rental stream obligations, together with all monies received relating thereto (the "Leases")
(ii) all moneys (including accrued interest) due thereunder on or after the Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by IOS Capital, pursuant to the related Transaction Document, (as defined herein), (iv) the Seller's interests (other than its ownership interest) in the underlying equipment and related property and proceeds relating to such pool of Leases (the "Equipment"), (v) the rights of the Issuer under certain of the Transaction Documents (as defined herein) and
(vi) interest earned on certain short-term investments held by the Issuer. The Leases and Equipment interests comprising an Asset Pool are hereafter referred to as the "Lease Receivables."

            The Lease Receivables will be acquired by the Seller from the Originator pursuant to an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will be transferred from the Seller to the Issuer pursuant to the Assignment and Servicing Agreement. The Lease Receivables included in the Asset Pool will be selected from those Lease Receivables held by the Seller based on the criteria specified in the applicable Transaction Document and described herein.

            On or prior to the date on which the Notes are issued and delivered to the holders of the Notes (the "Noteholders"), the Issuer will form the Asset Pool by (i) acquiring Lease Receivables pursuant to the Assignment and Servicing Agreement and (ii) entering into an Indenture with the Trustee.

            The Lease Receivables comprising the Asset Pool have been originated by the Originator or acquired by the Originator from sellers or other originators of Lease Receivables in accordance with the Originator's specified underwriting criteria. The underwriting criteria applicable to the Lease Receivables included in the Asset Pool is described in all material respects under the heading "IOS Capital's Leasing Business" in the Prospectus.

            The Issuer will not have and the Asset Pool will not include any residual interest in any Equipment after the related Lease Receivable has been paid in full.

            If the protection provided to the Noteholders of a given Class by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Leases, and the proceeds from the sale of Equipment which secures or is leased under the Lease that has become more than 120 days delinquent of which is charged off by the Servicer (such Leases "Defaulted Leases"). In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Leases, and thus may reduce the proceeds to be distributed to the Noteholders.

                                   The Leases


            Portfolio Parameters


            As described below, Leases in the aggregate shall be required to comply with certain portfolio concentration criteria: [more information will be provided upon the structuring of the transaction]


            The Lease Receivable Statistical Information


            Following is certain statistical information relating to the Lease Receivable pool, calculated as of the opening of business on ___________. 1999 (the "Cut-Off Date") and assuming a discount rate of [ ]%. Certain columns may not total 100% due to rounding.

               Distribution Of Leases By Discounted Lease Balance


                                                Sum of         Percentage of
       Discounted              Number of      Discounted    Aggregate Discounted
      Lease Balances            Leases      Lease Balances     Lease Balance
      --------------            ------      --------------     -------------
 Greater      Less Than or
  Than         Equal to
  ----         --------
$      1       $  5,000                       $                           %
   5,000         10,000
  10,000         15,000
  15,000         20,000
  20,000         25,000
  25,000         30,000
  30,000         35,000
  35,000         40,000
  40,000         45,000
  45,000         50,000
  50,000         55,000
  55,000         60,000
  60,000         65,000
  65,000         70,000
  70,000         75,000
  75,000         80,000
  80,000         85,000
  85,000         90,000
  90,000         95,000
  95,000        100,000
 100,000        150,000
 150,000        200,000
 200,000        250,000
 250,000        300,000
 300,000        350,000
 350,000        400,000
 400,000        450,000
 450,000        500,000
 500,000        600,000
 600,000        750,000
--------------------------------------------------------------------------------
Total....................                     $                     100.00%
================================================================================

                     Distribution Of The Leases By State


                                           Sum of           Percentage of
                          Number of   Discounted Lease    Aggregate Discounted
State                      Leases         Balances          Lease Balance
-----                      ------         --------          -------------
Alabama                                   $                            %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.

West Virginia
Wisconsin
Wyoming

             Distribution Of Leases By Remaining Term To Maturity


                                              Percentage of
                                  Statistical Statistical             Percentage
                                  Discounted  Discounted   Aggregate  of
                      Percentage  Present     Present      Original   Original
Remaining  Number of  of Number   Value       Value of     Equipment  Equipment
Term       Leases     of Leases   of Leases   Leases       Cost       Cost
---------  ---------  ----------  ----------  ------------ ---------  ----------
  1 - 12
 13 - 24
 25 - 36
 37 - 48
 49 - 60
 61 - 72
 73 - 84
--------------------------------------------------------------------------------
Total..........           100%                   100.00%                100.00%
================================================================================


             Distribution Of Leases By Original Term To Maturity


                                               Percentage of
                                               Statistical            Percentage
                                Statistical    Discounted   Aggregate of
                    Percentage  Discounted     Present      Original  Original
Original Number     of Number   Present Value  Value of     Equipment Equipment
Term     of Leases  of Leases   of Leases      Leases       Cost      Cost
-------- ---------  ----------  -------------  ------------ --------- ----------
1 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
73 - 84
85 - 96
--------------------------------------------------------------------------------

    Total             100.00%                   100.00%                100.00%

================================================================================


                  Distribution Of Leases By Classification Type


                                               Percentage
                                               of
                                   Statistical Statistical            Percentage
                       Percentage  Discounted  Discounted  Aggregate  of
               Number  of          Present     Present     Original   Original
               of      Number      Value of    Value of    Equipment  Equipment
Lease Type     Leases  of Leases   Leases      Leases      Cost       Cost
-------------- ------  ----------  ----------  ----------- ---------  ----------
Finance Lease
Operating Lease
--------------------------------------------------------------------------------
    Total                    100.00%                100.00%              100.00%
================================================================================

                Distribution Of Finance Leases By Purchase Option

                                                Percentage
                                                of
                                                Statistical
                                    Statistical Discounted            Percentage
                         Percentage Discounted  Present     Aggregate of
                 Number  of         Present     Value       Original  Original
                 of      Number     Value of    of          Equipment Equipment
Purchase Option  Leases  of Leases  Leases      Leases      Cost      Cost
---------------  ------  ---------- ----------- ----------- --------- ----------
Nominal Buyout
Fair Market Value
Fixed Purchase Option




--------------------------------------------------------------------------------
    Total                 100.00%                100.00%               100.00%
================================================================================


                   Distribution Of Leases By Equipment Type


                                                Percentage
                                                of
                         Percentage Statistical Statistical           Percentage
                         of         Discounted  Discounted  Aggregate of
                 Number  Number     Present     Present     Original  Original
                 of      of         Value of    Value of    Equipment Equipment
Equipment Type   Leases  Leases     Leases      Leases      Cost      Cost
--------------   ------  ---------- ----------- ----------- --------- ----------


--------------------------------------------------------------------------------
    Total.........          100.00%              100.00%              100.00%
================================================================================

                                 Use of Proceeds


            The proceeds from the sale of the Notes will be applied by the Issuer to the acquisition of the related Lease Receivables from the Seller and applied by the Seller to the acquisition thereof from the Originator.


                         The Originator and the Servicer

            The Originator, formerly known as IKON Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON"). The Originator is a wholly-owned subsidiary of IKON. The Originator's corporate headquarters are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208. The Originator's securities are registered under the 1934 Act and is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ending September 30, 1998 and a Quarterly Report on Form 10-Q for the three-month period ending December 31, 1998. A copy of the reports, including the exhibits thereto, will be provided without charge to any person to whom this Offering Circular is delivered upon written request. Requests for such copies should be directed to IOS Capital, Inc., 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208, Attn: _______________.

      [Current summary financial information re IOS Capital to be included]

                      Historical Delinquency Experience

                            IOS Capital Portfolio



            December 31, 1998  September 30, 1998  September 30, 1997  September 30, 1996  September 30, 1995  September 30, 1994
            -----------------  ------------------  ------------------  ------------------  ------------------  ------------------
Total
Receivables
Balance (1)
------------------------------------------------------------------------------------------------------------------------------------
No. of
  Delinquent
  Days
30-59 days
60-89 days
90 Days+
------------------------------------------------------------------------------------------------------------------------------------
Total
Delinquencies

(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases.

            Historical Default Experience. All accounts assessed over __ days past due automatically become non-accruing accounts. Any subsequent recoveries offset net losses. General charge-off information for Leases that are owned and serviced by IOS Capital for the period __________, 199_ to _________, 199_ is set forth below.

                       Historical Charge-Off Experience
                            (Dollars in Thousands)

                            IOS Capital Portfolio



                          December 31,     September 30,     September 30,     September 30,     September 30,     September 30,
                              1998             1998              1997              1996              1995              1994
                          ------------     -------------     -------------     -------------     -------------     -------------
Average Receivables
Outstanding (1)
------------------------------------------------------------------------------------------------------------------------------------
Net Losses

Net Losses as a %
of Avg. Receivables           (2)

(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the leases.

(2)   Annualized

            There can be no assurance that the levels of delinquency and loss reflected in the above tables are or will be indicative of the performance of the Leases in the future.

                                  The Seller

            The Seller is a wholly owned bankruptcy remote subsidiary of IOS Capital, Inc. The Seller was organized for the limited purpose of engaging in transactions described herein and any activities incidental to and necessary or convenient for accomplishment of such purposes and is restricted by its organizational documents and under the Assignment and Servicing Agreement from engaging in other activities. The Seller's address is 501 Silverside Road, Suite 28, Wilmington, Delaware 19809.

                                 The Trustee


General


            The Trustee, [_________] is a banking corporation organized under the laws of ________.

Duties and Immunities of the Trustee

            The Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services, (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder.

                           Description Of The Notes

            The Notes will be issued pursuant to the Indenture to be entered into by the Issuer and the Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at [1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208 Attn:__________].


General


            The obligations evidenced by the Notes are recourse to the assets pledged to the relevant Asset Pool only and are not recourse to the Originator, the Seller, the Servicer, the Trustee, the Issuer, or any other person.

            The Issuer will agree in the Indenture and in the Notes to pay to the Noteholders (i) an amount of principal equal to the aggregate initial note principal balance (the "Initial Note Principal Balance") and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the Notes.


Distributions


            Unless an Event of Default (as defined herein) and acceleration of the Notes has occurred or a Restricting Event (as defined herein) has occurred, on or before the 15th day of each month if the fifteenth is a Business Day (as defined herein) or, if the fifteenth is not a Business Day, the following day that is a Business Day (each a "Payment Date"), the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds (as defined herein) to make the following payments in the following priority:


            (a)   [ ];

            (b)   [ ];

            (c)   [ ];

            (d)   [ ]; and

            (e)   [ ].

            A "Business Day" is any day that is not a Saturday, Sunday or other day on which commercial banking institutions located in the city or cities where the Corporate Trust Office of the Trustee and the Servicer are located are authorized or obligated by law or executive order to be closed (each a "Business Day").

            If an Event of Default and acceleration of the Notes has occurred or a Restricting Event has occurred, on or before each Payment Date, the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority:


            (a)   [ ];

            (b)   [ ];

            (c)   [ ];

            (d)   [ ];

            (e)   [ ];

            (f)   [ ]; and

            (g)   [ ].

            "Restricting Events" with respect to any series include the following:


            (a) an event of default by the Servicer under the Assignment and Servicing Agreement;

            (b) Events of Default; and


            (c) replacement of the Servicer.


            The outstanding principal amount with respect to any Class of Notes and any date of determination the difference between (a) the initial principal amount of the Notes of such Class at the issuance thereof, less (b) all amounts previously distributed with respect to such Class as principal.

Accounts

     [Description of Reserve, Pre-Funding or other Accounts, as applicable]


                       Prepayment and Yield Considerations


General

            The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any series may also be affected by any purchase of the underlying Leases by the Originator and by the substitution or addition of Substitute Leases (as defined herein) or Additional Leases. For a description of additional factors potentially affecting the yield to Noteholders, see "Risk Factors" and "Description of the Notes--Prepayment and Yield Considerations" in the Prospectus.

Weighted Average Lives of the Notes

            The scheduled final payment date for the Notes is [         ]. This
date is the date on which the note principal balance would be reduced to zero, assuming, among other things, (i) prepayments with respect to the Leases are received at a rate of [ ]% CPR and (ii) the modeling assumptions apply. The Weighted Average Life of the Notes is likely to be shorter than would be the case if payments actually made on the Leases conformed to the foregoing assumptions, and the final Payment Date with respect to the Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults, and because the Originator is obligated to purchase Leases in the event of breaches of representations and warranties.

            "Weighted Average Life or Weighted Average Lives" refers to the average amount of time from the date of issuance of a security or securities until each dollar of principal of such security or securities will be repaid to the investor. The Weighted Average Lives of the Notes will be influenced by the rate at which principal payments (including Lease payments and prepayments) on the Leases are made. Principal payments on Leases may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Leases). The Weighted Average Lives of the Notes will also be influenced by delays associated with realizing on Defaulted Leases. The prepayment model used in this Prospectus Supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Leases. The CPR assumes that a fraction of the outstanding Lease Pool is prepaid on each Payment Date, which implies that each Lease in the Lease Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Lease Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full.]

            The following table sets forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, assuming a CPR of [ ]%.

                           Percentage Of Initial Note
                          Principal Balance Outstanding


                                    Notes


                             Prepayment Speed (CPR)
                             ----------------------

-----------------------------------------------------------------------
      Payment           0%       2%        4%        6%         8%
        Date
-----------------------------------------------------------------------

Closing Date

-----------------------------------------------------------------------

Weighted Average
  Life (years)

            The Leases will not have the characteristics assumed above, and there can be no assurance that (i) the Leases will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the Weighted Average Lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Leases, which will include Leases that have remaining terms to stated maturity shorter or longer than those assumed, the Weighted Average Lives of the Notes will differ from those set forth above, even if all of the Leases prepay at the indicated constant prepayment rates.

            The effective yield to Noteholders will depend upon, among other things, the price at which such Notes are purchased, and the amount of and rate at which principal, including both scheduled and lease payments thereof, is paid to the Noteholders. See "Special Considerations -- Maturity and Prepayment Considerations" in the Prospectus.

                    Description Of The Transaction Documents


            The following summary describes certain terms of each Transaction Document pursuant to which the Asset Pool will be created and the Notes will be issued. For purposes of this Prospectus Supplement, the term "Transaction Document" as used with respect to an Asset Pool means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the Asset Pool, the servicing of the related Lease Receivables and the issuance of the Notes, including, without limitation, the Indenture, pursuant to which any Notes shall be issued. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions in each respective Transaction Document.


Assignment and Servicing Agreement.

            The Servicer and the Issuer will enter into the Assignment and Servicing Agreement on or prior to _______ ___, 1999 (the "Closing Date") that will further detail the procedures for collecting lease payments and Equipment remarketing. In general, the Servicer in accordance with the Servicer's policies and procedures will manage, service, administer, collect and enforce the Leases on behalf of the Issuer in accordance with its customary procedures, and shall have full power and authority to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. The Servicer's duties will include collection and posting of all payments, responding to inquiries of obligors regarding the Leases, investigating delinquencies and making required advances, remitting payments to the Collection Account (as defined herein) in a timely manner, furnishing monthly and annual statements with respect to collections and payments, using commercially reasonable efforts to dispose of any related Equipment that has been pledged to the Trustee upon the expiration or termination of a Lease, and using its best efforts to maintain the perfected security interest of the Trustee on behalf of the Noteholders and their respective interests, if any, in the related Equipment to the extent required herein.

            Acquisition of the Lease Receivables. On the Closing Date, the Seller will acquire the related Lease Receivables from the Originator pursuant to the Assignment and Servicing Agreement in which the Originator will make certain representations and warranties concerning the Lease Receivables. Contemporaneously, the Issuer will acquire the related Lease Receivables from the Seller pursuant to the Assignment and Servicing Agreement. The rights and benefits of the Seller under the Assignment and Servicing Agreement will be assigned to the Issuer as collateral for the Notes by the Seller pursuant to the Assignment and Servicing Agreement. The Issuer will pledge its right, title and interests in and to such Lease Receivables to the Trustee on behalf of Noteholders pursuant to the Indenture. Certain of the rights and benefits of the Issuer under the Assignment and Servicing Agreement will be assigned to the Trustee on behalf of Noteholders as collateral for the Notes by the Issuer pursuant to the Indenture.

            Purchase Obligation. The Originator will be obligated to purchase from the Issuer its interest in any Lease transferred to the Issuer or pledged to the Trustee on behalf of the Noteholders, in which any representation or warranty of the Originator under the Transaction Documents has been breached, which breach has not been cured following discovery of such breach (each a "Warranty Lease"). In addition, the Originator may from time to time reacquire certain Leases or substitute other Substitute Leases for such Leases subject to specified conditions set forth in the related Transaction Documents.

            The Trustee will have possession of the Leases and the documents in the files relating thereto not retained by the Servicer for its servicing purposes, and the Servicer will retain copies of any other documents which relate to the Lease Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Lease Receivable. Prior to transfer of the Lease Receivables to the Issuer, the Servicer will cause its electronic ledger to be marked to show that such Lease Receivables have been transferred to the Seller and then to the Issuer, and the Originator and the Seller will file UCC financing statements reflecting the sale and assignment of the Lease Receivables in certain jurisdictions, as required by the Assignment and Servicing Agreement. See "Certain Legal Aspects of the Lease Receivables" in the Prospectus.

            Substitutions. Pursuant to the Transaction Documents, in addition to Warranty Leases, the Originator will have the option to substitute Eligible Leases (as defined herein) for Defaulted Leases, Leases which have undergone modifications or adjustments to the terms of such leases, and Leases that have prepaid, up to a maximum of [ %] of the aggregate present value of all the remaining payments scheduled to be made with respect to such lease (the"Discounted Lease Balance") of the Leases contributed to the pool, provided the following conditions are met:


            (i) At the time of substitution, the substituted Eligible Leases have in the aggregate Discounted Lease Balances of not less than the Discounted Lease Balance of the Leases being replaced;


            (ii) Substitutions by the Originator shall be approximately the same Weighted Average Life of the remaining originally scheduled Lease payments in the pool and shall not extend the final maturity of the pool beyond the original maturity of the initial Leases in the pool.

            Each Substitute Lease shall be a Lease, satisfying certain representations and warranties set forth in the Assignment and Servicing Agreement and the Indenture, (a "Substitute Lease") as of the related Substitute Lease Cut-Off Date. In addition, the following conditions must be satisfied:


            (i) as of the related Substitute Lease Cut-Off Date, the Substitute Leases then being transferred have in the aggregate Discounted Lease Balances that are not less than the aggregate of the Discounted Lease Balances of the Leases being replaced; and

            (ii) no substitution shall be permitted if, after giving effect to such substitution, (x) the sum of the lease payments on all Leases due in any Remittance Period (as defined herein) thereafter would be less than (y) the sum of the lease payments which would otherwise be due in such Remittance Period. A "Remittance Period" is the period from which payments made on each payment date relate to the collections received starting from the opening of business on the [second] day of the immediately preceding calendar month to the close of business on the [first day] of the calendar month in which such payment date occurs

            "Eligible Leases" are leases which have been originated in the ordinary course of the Originator's business and comply with the Originator's credit and collection policies.

            The Servicer. The Servicer will service the Lease Receivables comprising an Asset Pool pursuant to the Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-Servicers, but will not be relieved of its liabilities with respect thereto.

            The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Transaction Documents An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Default by the Servicer (a Servicer Default") under the related Transaction Documents.

            Remittance and Other Servicing Procedures. [Information will be provided in accordance with the structuring of the transaction.]

            Servicing Compensation and Payment of Expenses. For its servicing of the Leases, the Servicer will receive servicing compensation including a monthly fee for each Remittance Period (payable on the next succeeding Payment Date) and Servicing Charges.

            The servicing compensation will compensate the Servicer for customary equipment lease servicing activities to be performed by the Servicer for the Issuer, additional administrative services performed by the Servicer on behalf of the Issuer, and expenses paid by the Servicer on behalf of the Issuer.

            Reports to Noteholders. On or prior to each Payment Date, the Servicer or the Trustee, as applicable, will forward or cause to be forwarded to each holder of record of such class of Notes a statement or statements with respect to the Asset Pool setting forth the information specifically described in the Transaction Document which generally will include the following information:


            (i) the amount of the distribution with respect to each class of Notes;

            (ii) the amount of such distribution allocable to principal;

            (iii) the amount of such distribution allocable to interest;

            (iv) the Asset Pool balance, if applicable, as of the close of business on the last day of the related Remittance Period;


            (v) the aggregate outstanding principal balance and the Pool Factor (as defined herein) for each Class of Notes after giving effect to all payments reported under (ii) above on such Payment Date;


            (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period; and

            (vii) the amount of the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for such Remittance Period.


            Each amount set forth pursuant to clauses (i), (ii), (iii) and (v) with respect to the Notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes, as applicable.


            Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer, or the Servicer on behalf of the Issuer, will provide to the Noteholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

            The "note factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Calculation Date representing the ratio of
(x) the note principal balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (y) the Initial Note Principal Balance.


            The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Calculation Date representing the ratio of
(x) the aggregate Discounted Lease Balance as of the end of the immediately preceding Remittance Period to (y) the aggregate Discounted Lease Balance as of the Cut-Off Date.


            In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, [ ], the Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.]

            Servicer Events of Default. [information will be provided upon the structuring of the transaction]

            [Rights Upon Servicer Default]. [information will be provided upon the structuring of the transaction]

            [Security Interest]. [The security will be described when the structuring of the transaction is available].

            Representations and Warranties of the Originator and the Seller. [The representation and warranties will be described when the structuring of the transaction is available.]

            Indemnification. [The indemnification provisions will be described when the structuring of the transaction is available.]

Indenture

            Accounts. The Servicer will maintain an account (the "Collection Account") in the name of the Trustee to which all lease payments received under each Lease (including any residual proceeds and late charges), any recoveries for Defaulted Leases if not substituted for, proceeds of losses from casualties and Leases that termination early, and payments by the Seller in connection with repurchases by the Seller of Leases as a result of breaches of representations and warranties by the Seller (such breach a "Warranty Event") to the extent the Originator has not substituted Substitute Leases will be directed within at least two (2) Business Days of receipt by the Servicer, but excluding any amounts exempt from deposit into the Collection Account ("Excluded Amounts").

             Excluded Amounts include (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections representing reimbursements of insurance premiums or payments for services that were not financed by the Seller; (iii) other non-contract or rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures; and (iv) collections with respect to repurchased Leases.

            Available Funds. Available Funds ("Available Funds") for distribution on any Payment Date shall include the following funds received on or prior to the related Calculation Date, net of any Excluded Amounts: [to be modified as appropriate based on transaction structure]

            (i) lease payments (including residual proceeds and late charges);

            (ii) advances from the Servicer;

            (iii) recoveries on Defaulted Leases to the extent the Servicer has not substituted an Eligible Lease for such Defaulted Lease;

            (iv) proceeds from losses from casualties or Leases that terminate early;

            (v) proceeds from purchases by the Seller due to a Warranty Event;
      and

            (vi) proceeds from investment of funds in the Collection Account.

            Interest. [Information on the interest payable to Noteholders will be provided in accordance with the structuring of the transaction.]

            Principal. [Information on the principal payable to Noteholders will be provided in accordance with the structuring of the transaction.]

            Withholding. The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than DTC, then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Noteholders.

            Optional Redemption. The Servicer will have the option, subject to certain conditions, to redeem all, but not less than all, of the Notes as of any Payment Date on which the aggregate Discounted Lease Balance as of the related Calculation Date is less than or equal to 10 % of the aggregate Discounted Lease Balance as of the Cut-off Date.

            Events of Default. [information will be provided upon the structuring of the transaction]

            Early Retirement of the Notes. [information will be provided upon the structuring of the transaction]

                    Material Federal Income Tax Consequences


General


            The following paragraphs together with the description of federal income tax consequences detailed in the Prospectus under the heading "Material Federal Income Tax Consequences" set forth the material federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. Tax Counsel's opinion does not purport to deal with all federal income tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax exempt organizations, financial institutions or broker deals, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, may be subject to special rules that are not discussed below or in the Prospectus. In particular, this decision applies only to institutional investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.

            The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel ("Tax Counsel") to Lehman Brothers (the "Underwriter") are based upon provisions of the Internal Revenue Code of 1956, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

            The following discussion addresses lease-backed Notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables. Tax counsel has prepared the following discussion and is of the opinion that such discussion is correct in all material respects.


[Additional disclosure will be provided based on the structuring of the transaction.]


                              ERISA Considerations

            Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA), are not subject to ERISA; however, such plans may be subject to comparable federal, state or local law restrictions.

            Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its Affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by banks, collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by a Department of Labor class exemption.

            Due to the complexity of the applicable rules and the penalties that may be imposed upon persons included in non-exempt prohibited transactions, any Benefit Plan fiduciary considering the purchase of a Note with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                     Ratings

            It is a condition to the issuance of the Notes that the Class [A] Notes be rated [ ] by _______ and [ ] by _________. The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is not assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of prepayments on the return of principal to the Noteholders.

                             Plan Of Distribution

            Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Notes dated [ ], the Issuer has agreed to sell and the Underwriter has agreed to purchase, the Notes. The Issuer is affiliated with IOS Capital.


            In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

            The Underwriter has advised the Issuer that it proposes to offer the Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act"). Noteholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


            In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered Notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.


            No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

            The Transaction Documents and the Underwriting Agreement provide that the Servicer and Issuer will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.


            For further information regarding any offer or sale of the Notes pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

                                 Legal Opinions

            Certain legal matters relating to the Notes will be passed upon for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania and for the Underwriter by Dewey Ballantine LLP, New York, New York.

                       Index Of Principal Defined Terms


                                 Page                                    Page
                                 ----                                    ----

Asset Pool.......................S-8     Leases...........................S-8
Assignment and Servicing                 Noteholders......................S-8
  Agreement......................S-8     Notes............................S-8
Available Funds.................S-20     Originator.......................S-8
Business Day....................S-16     Payment Date....................S-15
Benefit Plan....................S-22     Plan Assets Regulation..........S-22
Closing Date....................S-18     Pool Factor.....................S-20
Collection Account..............S-20     PTCE............................S-22
Conditional Prepayment Rate.....S-17     Remittance Period...............S-19
CPR.............................S-17     Restricting Events..............S-16
Cut-Off Date.....................S-9     Securities Act..................S-23
Defaulted Leases.................S-8     Seller...........................S-8
Discounted Lease Balance........S-18     Servicer.........................S-8
Eligible Leases.................S-19     Servicer Default................S-19
Equipment........................S-8     Substitute Lease................S-18
Excluded Amounts................S-20     Tax Counsel.....................S-21
IKON............................S-14     Transaction Document............S-17
Indenture........................S-8     Trustee..........................S-8
Initial Note Principal Balance..S-15     Underwriters....................S-23
IOS Capital......................S-8     Underwriting Agreement..........S-23
IRA.............................S-22     Warranty Lease..................S-18
Issuer...........................S-8     Weighted Average Life...........S-17
Lease Receivables................S-8

=====================================    =======================================


           $825,000,000

       IKON Receivables LLC


    ----------------------------

         P R O S P E C T U S

    ----------------------------


          Lehman Brothers



       Dated March __, 1999





Until 90 days after the date of
this prospectus, all dealers that
effect transactions in the Notes,
whether or not participating in
this offering, may be required to
deliver a prospectus. This is in
addition to the dealers' obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.


=====================================    =======================================